UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

COVIDIEN PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33259	98-0624794
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Cherrywood Business Park

Block G, First Floor

Loughlinstown, Co. Dublin, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 (1) 439-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 are the Company’s Irish statutory financial statements and related reports for the fiscal year ended September 25, 2009 (collectively, the “Irish Statutory Accounts”), which have been prepared in accordance with Irish law.

While the Irish Statutory Accounts are based on the financial statements we prepared in accordance with U.S. generally accepted accounting principles and filed as a part of our Annual Report on Form 10-K, the Irish Statutory Accounts include disclosures and presentation formats required by the Republic of Ireland’s Companies Act (1963 to 2009).

The Irish Statutory Accounts, which constitute part of the Company’s 2009 Annual Report to Shareholders, are being sent to shareholders in advance of the Company’s Annual General Meeting, as required by Irish law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Irish Statutory Accounts for the fiscal year ended September 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PLC

By:  /s/  Richard G. Brown, Jr.

        Richard G. Brown, Jr.

        Vice President, Chief Accounting Officer

        and Corporate Controller

Date: January 25, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Name
99.1	Irish Statutory Accounts for the fiscal year ended September 25, 2009.